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November 4, 1999                                  [LOGO FIRST FINANCIAL BANCORP]


FOR IMMEDIATE RELEASE:
                                                                    Exhibit 99.1

                     BLOSSOM TO RETIRE FROM FIRST FINANCIAL

HAMILTON, Ohio -- Barry J. Levey, chairman of the board of First Financial Bancorp, and Stanley N. Pontius, president and chief executive officer, announced today that the board has been informed of Rick L. Blossom's decision to seek early retirement. Blossom, 52, has been a senior vice president and chief lending officer of the holding company since 1990.

Blossom also plans to retire from First National Bank of Southwestern Ohio, the holding company's lead bank where he serves as president, chief executive officer, and a member of the board of directors.

Both retirements will be effective on or about December 3, 1999, at which time Blossom plans to move to Warren, Ohio, where he will become president, chief executive officer, and a member of the board of directors of Second National Bank, a $1.55 billion commercial bank with 36 retail banking centers in northeastern Ohio. Second National is the largest independent bank in the Mahoning Valley and one of the area's largest employers. In addition to his new position with the bank, Blossom will also become president, chief operating officer, and a member of the board of directors of Second Bancorp, Inc., the one-bank holding company which owns Second National Bank.

Regarding Blossom's departure from First Financial, Pontius said, "WE ARE CERTAINLY GRATEFUL TO RICK FOR THE MANY CONTRIBUTIONS HE HAS MADE DURING THE LAST DECADE, AND WE WISH HIM WELL AS HE TAKES ON A CHALLENGING NEW POST IN NORTHEASTERN OHIO. WITHOUT QUESTION, RICK HAS HAD A VITAL INFLUENCE UPON OUR COMPANY. AS FOR HIS BANCORP RESPONSIBILITIES, WE WILL PROCEED TO

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IDENTIFY AN APPROPRIATE REPLACEMENT AS SOON AS POSSIBLE. REGARDING FIRST
SOUTHWESTERN, HOWEVER, WE ARE WELL UNDERWAY."

Pontius, who is also chairman of First National Bank of Southwestern Ohio's board of directors, said, "THE EXECUTIVE COMMITTEE OF THE BANK'S BOARD IS CURRENTLY CONSIDERING SEVERAL VERY VIABLE CANDIDATES FOR RICK'S POSITION. TO THAT END, I WOULD ANTICIPATE THE DECISION TO ANNOUNCE A NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER FOR THE BANK TO BE MADE EXPEDITIOUSLY."

A native of Hamilton, Blossom joined First National Bank of Southwestern Ohio in 1983 and was promoted to vice president in 1984, senior vice president in 1990, executive vice president in 1996, president in 1997, and chief executive officer in 1998. He joined First Financial Bancorp's management team in 1990.

Blossom has been very active in banking and community circles. He is a member of the board of directors of the Ohio Bankers Association's Ohio BankPac and Government Relations Council. Currently chairman of the 1999 Butler County United Way fundraising campaign, Blossom is a member of the board of directors of the Hamilton Economic Development Corporation and the finance committee of the Fitton Center for Creative Arts.

Now a $3.9 billion bank and savings and loan holding company with over 4,000 shareholders, First Financial Bancorp operates 6 Ohio, 1 Kentucky, 1 Michigan, and 9 Indiana affiliates with 116 banking office locations. Ohio-based affiliates: First National Bank of Southwestern Ohio with 31 offices in Butler, Hamilton, Preble, and Warren counties; Community First Bank & Trust with 22 locations in Ohio's Allen, Auglaize, Mercer, Paulding, Van Wert and Williams counties and 3 offices in Indiana's Randolph County; Home Federal Bank, A Federal Savings Bank, with 5 offices in Ohio's Hamilton and Butler counties and 2 offices in Indiana's Fayette and Franklin counties; The Clyde Savings Bank Company with 3 offices in Sandusky County; and First Finance Company with 3 offices in Butler and Hamilton counties. Indiana-based affiliates: Sand Ridge Bank with 5 offices in Lake County; Farmers State Bank with 5 offices in Union and Rush counties; Vevay Deposit Bank with 3 offices in Switzerland County; Indiana Lawrence Bank with 8 offices in Wabash and Fulton counties; Fidelity Federal Savings Bank with 3 offices in Grant County; Citizens First State Bank with 6 offices in Blackford, Jay, and Delaware counties; Union Bank & Trust Company with 3 offices in Jennings and Bartholomew counties; Peoples Bank and Trust Company with 2 offices in Ripley and Dearborn counties; and Bright National Bank with 7 offices in Carroll, Tippecanoe, and Clinton counties. Kentucky-based affiliate: Hebron Deposit Bank which operates 3 offices in Boone County. Michigan-based affiliate: National Bank of Hastings with 2 offices in Barry and Allegan counties.

                                                         First Financial Bancorp
                                                                    P.O. Box 476
                                                         Hamilton, OH 45012-0476
                                                                   (513)867-5299
                                                                Michael T. Riley

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